Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3
(Form Type)

AtaiBeckley Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred stock, par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Secondary Offering: Common stock, par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(o)	200,000,000	—	$200,000,000	0.00013810	$27,620
Fees to Be Paid	Equity	Secondary Offering: Common stock, par value $0.01 per share	Rule 457(c)	74,285,810(3)	$3.55(4)	$263,714,626	0.00013810	$36,418.99
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$463,714,626		$64,038.99
	Total Fees Previously Paid							—
	Total Fee Offsets							$41,937.68
	Net Fee Due							$22,101.31

(1)
The amount to be registered consists of an indeterminate amount of common stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein. Any registration fees will be paid subsequently in advance or on a “pay-as-you-go” basis in accordance with Rule 457(r).

(3)
With respect to this secondary offering, this registration statement registers 74,285,810 shares of common stock to be sold by the selling securityholders named therein. Pursuant to Rule 416, this registration statement also relates to an indeterminate number of additional shares of common stock that may be issued with respect to such shares of common stock by way of stock splits, stock dividends, reclassifications or similar transactions.

(4)
Estimated solely purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a common stock as reported on the Nasdaq Global Market on March 5, 2026, which date is a date within five business days of the filing date of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claimed	ATAI Life Sciences N.V.	S-3	333-290592	September 29, 2025	—	$11,914.09(1)(4)	Equity	Common shares, €0.10 par value per share	21,920,215	$106,970,649.20
Fee Offset Sources	ATAI Life Sciences N.V.	S-3	333-290592		September 29, 2025						$11,914.09(1)

Fee Offset Claimed	ATAI Life Sciences N.V.	S-3	333-290592	September 29, 2025	—	$25,560.48(2)(4)	Equity	Common shares, €0.10 par value per share	48,835,546	$185,086,719.34	—
Fee Offset Sources	Atai Beckley N.V. (f/k/a ATAI Life Sciences N.V.)	S-3	333-290592		December 5, 2025					$64,448.25	$64,448.25(2)

Fee Offset Claimed	ATAI Life Sciences N.V.	S-3	333-265970	July 1, 2022	—	$4,463.11(3)(4)	Unallocated (Universal) Shelf		—	$236,749,999.20	—
Fee Offset Sources	ATAI Life Sciences N.V.	S-3	333-265970		July 1, 2022						$27,810(3)

(1)
The registrant previously paid $11,914.09 in registration fees with respect to the registration statement on Form S-3 (File No. 333-290592) filed on September 29, 2025 (the “2025 Registration Statement”), pertaining to the registration of $221,167,948.88 aggregate amount of securities of the registrant, $106,970,649.20 of which related to the shares to be sold by the selling stockholders named in this registration statement and remains unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. The registrant has terminated or completed any offerings that included the unsold securities under the 2025 Registration Statement.

(2)
The registrant previously paid $64,448.25 in registration fees with respect to the prospectus supplement on Form 434(b)(7) (File No. 333-290592) filed on December 5, 2025 (the “2025 Prospectus Supplement”), pertaining to the registration of $466,678,121.51 aggregate amount of securities of the registrant, $185,086,719.34 of which related to the shares to be sold by the selling stockholders named in this registration statement and remains unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. The registrant has terminated or completed any offerings that included the unsold securities under the 2025 Prospectus Supplement.

(3)
The registrant previously paid $27,810 in registration fees with respect to the registration statement on Form S-3 (File No. 333-265970) filed on July 1, 2022 (the “2022 Registration Statement”), pertaining to the registration of $236,749,999.20 aggregate amount of securities of the registrant, $236,749,999.20 of which remains unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. The registrant has terminated or completed any offerings that included the unsold securities under the 2022 Registration Statement. A portion of this registration fee was previously used to offset the fees with respect to the 2025 Registration Statement and was applied toward the registration of securities that remain unsold under the 2025 Registration Statement, which remains available for future registration fees as a result.

(4)
As the filing fee for this registration statement pertaining to the secondary offering of 274,285,810 shares of common stock is $64,038.99, taking into consideration the available offset of $41,937.68 from each of the 2025 Registration Statement, the 2025 Prospectus Supplement and the 2022 Registration Statement, the registrant has accordingly transmitted $22,101.31 due for this registration statement.